Exhibit 10.1
SECOND AMENDMENT TO LEASE AGREEMENT
THIS    SECOND    AMENDMENT    TO    LEASE    AGREEMENT    (this    “Second Amendment”) is made and entered into this 30th day of August, 2024 (“Effective Date”), by and between 7495 RP, LLC, a Maryland limited liability company, having an address at 5377 Jackson Mountain Road, Frederick, Maryland 21702 (“Landlord”), and CARTESIAN THERAPEUTICS, INC., a Delaware corporation, having a headquarters address at 704 Quince Orchard Road (Suite 140), Gaithersburg, Maryland 20878 (“Tenant”).

RECITALS
This Second Amendment is made and entered with respect to the following:

R-1. Landlord and Tenant are the current parties to that certain Lease dated February 28, 2024 as amended by that First Amendment to Lease Agreement dated May 7, 2024 (together, the “Lease”), pursuant to which Landlord has agreed to lease to Tenant approximately 27,041 square feet of Rentable Area on the first floor (the “Existing Premises”) of the building located at 7495 New Horizon Way, Frederick, Maryland 21702 (“Building”).
R-2. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord on the terms set forth herein, in addition to the Existing Premises, approximately 2,009 square feet of Rentable Area designated as Suite 210 (the “Second Expansion Premises”) located on the second (2nd) floor of the Building. The Second Expansion Premises is more particularly shown on Exhibit “A” which is attached hereto and made a part hereof.
R-3. Landlord and Tenant desire to expand the Existing Premises to include the Second Expansion Premises, and to otherwise modify the Lease as set forth herein in this Second Amendment.
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Landlord and Tenant, Landlord and Tenant covenant and agree as follows:
1.    RECITALS; CAPITALIZED TERMS. The above-mentioned Recitals are incorporated herein by this reference as though fully set forth at length. Capitalized terms used in this Second Amendment but not defined herein shall have the meanings ascribed to them in the Lease.
2.    TERM. The term of the Lease with respect to the Second Expansion Premises (“Expansion Premises Term”) shall commence as of September 1, 2024 (the “Second Expansion Premises Lease Commencement Date”) and shall expire at the expiration of the Term of the Lease (it being the intent of the parties that the term of Tenant’s leasing of the Existing Premises and the term of Tenant’s leasing of the Second Expansion Premises shall be coterminous). The first “Second Expansion Premises Lease Year” (or “SEPLY”) shall commence on the Second Expansion Premises Commencement Date and shall end on the last day of the first Lease Year (as defined in Section 1.1 of the Lease).    Each subsequent year shall be coterminous with the corresponding Lease Year as provided for in the Lease.

3.    DELIVERY.
(a)    Tenant shall accept the Second Expansion Premises in its “as is” condition on the Second Expansion Premises Commencement Date. Tenant has had an opportunity to inspect the Second Expansion Premises and has determined that the same is sufficient for Tenant’s use thereof. Notwithstanding the foregoing, Landlord shall repair with reasonable promptness any latent defects in said Building systems reported by Tenant to Landlord in writing within 360 days of the Expansion Premises Lease Commencement Date. If identified in writing, Landlord shall, at Landlord’s sole cost and expense, commence to repair or replace said item(s) within a commercially-reasonable period of time following receipt of such notice.
(b)    If Landlord does not deliver possession of the Second Expansion Premises on the Second Expansion Premises Commencement Date or any other date targeted therefor, Landlord shall not have any liability whatsoever to Tenant on account of such failure to deliver possession of the Second Expansion Premises to Tenant and neither this Second Amendment nor the Lease shall be rendered void or voidable as a result of such delay. However, under such circumstances, the Second Expansion Premises Commencement Date shall be postponed until Landlord has delivered possession of the Second Expansion Premises to Tenant.
4.    PREMISES. Beginning on the Second Expansion Premises Commencement Date, Tenant shall lease the Second Expansion Premises from Landlord subject to the terms of the Lease, as modified hereby. Notwithstanding any provision of the Lease to the contrary, from and after the Second Expansion Premises Commencement Date, except where there is a conflict with the terms of this Second Amendment, the “Premises,” as such term is used in the Lease, shall include the Existing Premises and the Second Expansion Premises, containing a total of approximately 29,050 square feet of Rentable Area. The Premises (including the Existing Premises and the Second Expansion Premises) shall be known as 7495 New Horizon Way, Suites 130, 140, 150, 210, 220 and 230, Frederick, Maryland 21702. As of the Effective Date, Section 2.21(b) of the Lease is hereby amended to replace “thirty-six and five tenths percent (36.5%)” with “thirty-nine and sixteen hundredths percent (39.16%).”

5.    RENT.

(a)    Second Expansion Premises Annual Rent. In addition to the Base Rent with respect to the Existing Premises, Tenant shall pay to Landlord Base Rent with respect to the Second Expansion Premises (“Second Expansion Premises Base Rent”) as follows:

Lease Year	Annual Rent	Monthly Base Rent	Rent Per Square Foot
SEPLY-end of 1st Lease Year*	$64,288.00	$5,357.33	$32.00
2	$66,216.64	$5,518.05	$32.96

Lease Year	Annual Rent	Monthly Base Rent	Rent Per Square Foot
3	$68,205.55	$5,683.80	$33.95
4	$70,254.73	$5,854.56	$34.97
5	$72,364.18	$6,030.35	$36.02
6	$74,533.90	$6,211.16	$37.10
7	$76,763.89	$6,396.99	$38.21

*This period may be less than twelve full calendar months

The foregoing Base Rent for the Second Expansion Premises shall be paid by Tenant to Landlord in accordance with the terms of the Lease, commencing on the Second Expansion Premises Lease Commencement Date.

(b)    Additional Rent. Tenant shall pay all Additional Rent for the Second Expansion Premises as required pursuant to the terms of the Lease, including, but not limited to, Section 2 thereof.
6.    SECURITY DEPOSIT. The parties acknowledge that Landlord is currently holding a security deposit in the amount of $292,245.25. Simultaneously with the execution and delivery of this Second Amendment, Tenant shall deposit with Landlord an additional security deposit in the amount of $16,071.99 (which amount represents three (3) months of Base Rent for the Second Expansion Premises). Landlord shall hold, apply and disburse the entire security deposit (i.e., $308,317.24) in accordance with the applicable provisions of the Lease concerning the Security Deposit.
7.    REPRESENTATIONS.
A.    To induce Landlord to enter into this Second Amendment, Tenant hereby represents and warrants to Landlord that as of the date of this Second Amendment:
(a)    Tenant has not assigned the Lease or sublet any portion of the Existing
Premises;
(b)    The Lease is unmodified (except as otherwise expressly set forth to the contrary in this Second Amendment) and is in full force and effect;
(c)    Tenant has no claims against Landlord arising under or in connection with the Lease, and Tenant has no set off or defenses against the enforcement of any right or remedy of Landlord under the Lease; and
(d)    Landlord is not in default of any of its obligations under the Lease and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default by Landlord under the Lease.
B.    Landlord hereby represents and warrants to Tenant as of the date of this Second Amendment:

(a)    The Lease is unmodified (except as otherwise expressly set forth to the contrary in this Second Amendment) and is in full force and effect; and
(b)    To Landlord’s knowledge, Tenant is not in default of any of its obligations under the Lease and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default by Tenant under the Lease.
8.    RATIFICATION. Unless a term or condition of the Lease is expressly contradicted by the terms of this Second Amendment or modified hereby, all terms and conditions of the Lease shall remain in full force and effect and continue to bind Landlord and Tenant. In the event that a term of this Second Amendment is fundamentally inconsistent with a term of the Lease, the terms of this Second Amendment shall control. The terms of the Lease, as modified hereby, are ratified and affirmed by the parties.
9.    ENTIRE AGREEMENT. This Second Amendment constitutes the entire agreement of the parties with respect to the subject matter addressed herein. No terms, conditions, representations, warranties, promises, or understandings, of any nature whatsoever, express or implied, have been made or relied upon by any party hereto. This Second Amendment may not be modified, waived, discharged or terminated other than by a writing executed by the parties hereto.
10.    BROKER. Landlord and Tenant each represent and warrant to the other that it has not employed any broker, agent or finder with regard to this Second Amendment, other than Scheer Partners, Inc. which shall be paid by Landlord pursuant to a separate agreement. Each party hereby indemnifies and holds harmless the other for any other claims relating to commissions or brokerage fees arising from a breach of the foregoing representation and warranty.
11.    BINDING EFFECT; MERGER. The terms and provisions of this Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Lease. Notwithstanding anything herein to the contrary, in the event Landlord obtains a judgment against Tenant in connection with the Lease, the Lease shall not merge into the judgment.
12.    COUNTERPARTS; ELECTRONIC SIGNATURES. This Second Amendment
may be executed in multiple counterparts each of which counterparts shall be deemed an original and all of which counterparts collectively shall constitute one and the same document. The parties agree that the signatures of the person executing this Second Amendment may be transmitted via electronic means and shall be sufficient evidence of the execution of this Second Amendment.
13.    GOVERNING LAW. This Second Amendment shall be governed by and
·interpreted under the laws of the State of Maryland.
14.    AUTHORITY. Each individual executing this Second Amendment hereby represents and warrants that she or he has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf she or he is executing this Second

Amendment to the terms hereof. The parties have read and understood this Second Amendment and have had the opportunity to consult with legal counsel with respect hereto.
[Signature Page Follows]

[Signature Page to Second Amendment to Lease Agreement]

IN WITNESS WHEREOF, each party hereto has executed and ensealed this Second Amendment to Lease Agreement or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first written above.

LANDLORD:

7495 RP, LLC

By:	/s/ William C. Robertson
	Name:	William C. Robertson
	Title:	Manager

TENANT:

CARTESIAN THERAPEUTICS, INC.

By:	/s/ Blaine Davis
	Name:	Blaine Davis
	Title:	CFO

EXHIBIT “A” EXPANSION PREMISES
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